EXHIBIT 99.1

Home BancShares, Inc. Announces Record Net Income of $50.1 Million

CONWAY, Ark., July 20, 2017 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $50.1 million for the second quarter of 2017 compared to $43.5 million, for the same quarter in 2016.  Diluted earnings per share for the second quarter of 2017 was $0.35 per share compared to $0.31 per share for 2016, representing an increase of $0.04 per share or 12.9% for the second quarter of 2017 when compared to the same quarter in the prior year.  Excluding merger expenses, diluted earnings per share for the second quarter of 2017 remained $0.35 per share.

“Our second quarter earnings excluding merger expenses are $50.7 million, which is $3.3 million or 7%, higher than the previous record quarterly earnings reported for Home BancShares,” said John Allison, Chairman.  “We are proud of this earnings performance for the second quarter of 2017 reaching an impressive diluted earnings per share excluding merger expenses of $0.35 per share.”

“Now that we have completed the systems conversions for both of the first quarter of 2017 acquisitions, we can speed up the process of improving the financial metrics to maximize returns to our shareholders,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “We are also making preparations for the completion of our acquisition of Stonegate Bank, which is anticipated to close late in the third quarter or early in the fourth quarter of 2017, subject to both shareholder and regulatory approvals.”

“We have again, for the twenty-fifth consecutive quarter, reported the most profitable quarter in the Company’s history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “In addition to the excellent earnings previously mentioned, we are happy to report record net interest income for the second quarter of 2017 plus continued improvement to our non-performing asset portfolio.”

Operating Highlights

Accretion yield increased approximately $850,000 from $7.6 million for the first quarter of 2017 to $8.5 million for second quarter of 2017.  Each quarter we perform credit impairment tests on the loans acquired in our acquisitions.  During our second quarter 2017 impairment testing, several pools were determined to have a material projected credit improvement. The additional accretion income from the recently acquired loan portfolios combined with this projected credit improvement, resulted in a comparable level of scheduled accretion.  The net increase of recognized accretion income when compared to the first quarter of 2017 is primarily due to pay-off accretion increasing from $1.9 million to $2.6 million.

Net interest margin, on a fully taxable equivalent basis, was 4.50% for the quarter just ended compared to 4.83% for the same quarter in 2016 and compared to 4.70% for the first quarter of 2017.  The net interest margin, excluding accretion yield decreased when comparing the first quarter of 2017 to the second quarter of 2017 at 4.32% and 4.11%, respectively.  The decrease in net interest margin is primarily the result of the addition of $300 million of 5.625% fixed-to-floating rate subordinated notes on April 3, 2017.  The subordinated notes added approximately $4.2 million of interest expense when compared to the prior quarter. Consequently, the addition of the subordinated notes negatively impacted net interest margin by 15 basis points.  Also, the Company made a strategic decision to keep excess cash liquidity on the books during the second quarter of 2017 resulting in a negative impact to the net interest margin of 7 basis points.

During the second quarter of 2017, the Company recorded a provision for loan loss of $387,000 compared to $5.7 million in the second quarter of 2016.  Since the second quarter of 2016 the Company has seen both an improvement in asset quality and a decline in loan growth.  Non-performing loans for the second quarter of 2016 and 2017 were, $59.7 million and $46.9 million, respectively, for an improvement of $12.8 million.  Loan growth was $169.9 million for the second quarter of 2016 while there was a $15.2 million decline in loans for the second quarter of 2017.  For the second quarter of 2017, net charge-offs were $560,000 compared to net charge-offs of $3.7 million for the second quarter of 2016.

The Company reported $24.4 million of non-interest income for the second quarter of 2017, compared to $21.8 million for the second quarter of 2016.  The most important components of the second quarter non-interest income were $8.6 million from other service charges and fees, $6.0 million from service charges on deposits accounts, $3.8 million from mortgage lending income, and $2.8 million from other income.

Non-interest expense for the second quarter of 2017 was $51.0 million compared to $47.6 million for the second quarter of 2016.  Non-interest expense excluding merger expenses for the second quarter of 2017 was $51.8 million compared to $47.6 million for the second quarter of 2016, an increase of $4.2 million.  This increase excluding merger expenses is primarily the result of an increase in the costs associated with asset growth from the acquisitions in the first quarter of 2017 combined with approximately $664,000 of growth in non-interest expense related to the Centennial Commercial Finance Group (“Centennial CFG”).  For the second quarter of 2017, our core efficiency ratio was 37.29% which has increased from the 36.84% reported for second quarter of 2016.  This increase is primarily the result of our recently completed acquisitions not yet up to our Company’s legacy efficiency metrics.

Financial Condition

Total loans receivable were $7.83 billion at June 30, 2017 compared to $7.39 billion at December 31, 2016.  Total deposits were $7.77 billion at June 30, 2017 compared to $6.94 billion at December 31, 2016.  Total assets were $10.87 billion at June 30, 2017 compared to $9.81 billion at December 31, 2016.

During the first quarter of 2017, the Company acquired $446.3 million of loans, net of purchase accounting discounts. From December 31, 2016 to June 30, 2017, the Company produced approximately $525,000 of organic loan growth.  Centennial CFG produced $40.3 million of net organic loan growth during the first six months of 2017 while the legacy footprint experienced significant net payoffs during the first six months of 2017, resulting in a decline of $39.8 million.

From March 31, 2017 to June 30, 2017, the Company experienced an organic decline in loans receivable of approximately $15.2 million.  Centennial CFG produced $67.7 million of organic loan growth during the second quarter of 2017 while the legacy footprint experienced significant payoffs during the second quarter of 2017, resulting in a decline of $82.9 million.  Centennial CFG had loans of $1.15 billion at June 30, 2017.

Non-performing loans at June 30, 2017 were $22.0 million, $24.6 million, $306,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $46.9 million.  Non-performing loans as a percent of total loans were 0.60% as of June 30, 2017 compared to 0.85% as of December 31, 2016.  Non-performing assets at June 30, 2017 were $33.4 million, $31.3 million, $947,000 and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $65.7 million.  Non-performing assets as a percent of total assets were 0.60% as of June 30, 2017 compared to 0.81% as of December 31, 2016.

The Company’s allowance for loan losses was $80.1 million at June 30, 2017, or 1.02% of total loans, compared to $80.0 million, or 1.08% of total loans, at December 31, 2016.  This decrease is primarily the result of acquiring $446.3 million of loans during the first quarter of 2017 which do not have an associated allowance for loan losses as a result of purchase accounting.  As of June 30, 2017 and December 31, 2016, the Company’s allowance for loan losses was 171% and 127% of its total non-performing loans, respectively.

Stockholders’ equity was $1.48 billion at June 30, 2017 compared to $1.33 billion at December 31, 2016, an increase of $148.5 million.  Book value per common share was $10.32 at June 30, 2017 compared to $9.45 at December 31, 2016.  Tangible book value per common share was $7.23 at June 30, 2017 compared to $6.63 at December 31, 2016 for an annualized increase of 18.2%.

Branches

In an effort to achieve efficiencies primarily from our acquisitions, during the second quarter, the Company closed one branch in Sarasota, Florida and two branches in Ft. Lauderdale, Florida.  During the second quarter of 2017, the Company opened a branch location in Clearwater, Florida and a loan production office in Los Angeles under the management of Centennial CFG.  The Company currently has 76 branches in Arkansas, 64 branches in Florida, 6 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 20, 2017.  We encourage all participants to pre-register for the conference call using the following link: http://dpregister.com/10109971.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10109971, which will be available until July 27, 2017 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures, including earnings excluding non-fundamental items, return on average assets excluding intangible amortization, return on average assets excluding non-fundamental items, return on average common equity excluding intangible amortization, core efficiency ratio, non-GAAP net interest margin, tangible book value per common share, and the tangible common equity to tangible assets ratio, to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-fundamental items or non-recurring transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2017	2017	2016	2016	2016

ASSETS

Cash and due from banks	$147,041	$163,662	$123,758	$123,126	$136,632
Interest-bearing deposits with other banks	313,447	253,427	92,891	173,034	48,762
Cash and cash equivalents	460,488	417,089	216,649	296,160	185,394
Federal funds sold	-	1,700	1,550	1,850	525
Investment securities - available-for-sale	1,400,431	1,250,590	1,072,920	1,233,269	1,221,778
Investment securities - held-to-maturity	254,161	276,599	284,176	275,544	287,725
Loans receivable	7,834,475	7,849,645	7,387,699	7,112,291	7,022,156
Allowance for loan losses	(80,138)	(80,311)	(80,002)	(76,370)	(74,341)
Loans receivable, net	7,754,337	7,769,334	7,307,697	7,035,921	6,947,815
Bank premises and equipment, net	207,071	212,813	205,301	208,137	207,932
Foreclosed assets held for sale	18,789	17,315	15,951	17,053	17,778
Cash value of life insurance	97,684	97,223	86,491	86,230	85,889
Accrued interest receivable	32,445	32,413	30,838	29,398	28,548
Deferred tax asset, net	68,368	67,063	61,298	56,435	61,613
Goodwill	420,941	420,941	377,983	377,983	377,983
Core deposit and other intangibles	21,019	21,885	18,311	19,073	19,835
Other assets	136,494	132,503	129,300	127,185	139,311
Total assets	$10,872,228	$10,717,468	$9,808,465	$9,764,238	$9,582,126

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,957,677	$1,862,996	$1,695,184	$1,717,467	$1,645,472
Savings and interest-bearing transaction accounts	4,335,456	4,274,194	3,963,241	3,792,229	3,678,546
Time deposits	1,474,255	1,430,017	1,284,002	1,330,597	1,388,930
Total deposits	7,767,388	7,567,207	6,942,427	6,840,293	6,712,948
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	133,741	123,793	121,290	109,350	111,072
FHLB and other borrowed funds	1,099,478	1,455,040	1,305,198	1,420,369	1,380,889
Accrued interest payable and other liabilities	37,751	69,125	51,234	37,382	51,476
Subordinated debentures	357,838	60,735	60,826	60,826	60,826
Total liabilities	9,396,196	9,275,900	8,480,975	8,468,220	8,317,211

Stockholders' equity
Common stock	1,431	1,434	1,405	1,405	1,404
Capital surplus	940,821	948,982	869,737	866,310	863,560
Retained earnings	527,338	490,142	455,948	419,999	389,014
Accumulated other comprehensive income	6,442	1,010	400	8,304	10,937
Total stockholders' equity	1,476,032	1,441,568	1,327,490	1,296,018	1,264,915
Total liabilities and stockholders' equity	$10,872,228	$10,717,468	$9,808,465	$9,764,238	$9,582,126

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2017	2017	2016	2016	2016	2017	2016

Interest income
Loans	$112,732	$105,762	$103,113	$102,953	$100,415	$218,494	$197,328
Investment securities
Taxable	6,434	5,478	5,068	5,583	5,145	11,912	10,595
Tax-exempt	2,966	2,944	3,059	2,720	2,823	5,910	5,638
Deposits - other banks	727	308	146	117	106	1,035	208
Federal funds sold	4	2	2	2	1	6	5

Total interest income	122,863	114,494	111,388	111,375	108,490	237,357	213,774

Interest expense
Interest on deposits	6,810	5,486	4,398	4,040	3,854	12,296	7,488
Federal funds purchased	-	-	-	-	1	-	2
FHLB borrowed funds	3,710	3,589	3,201	3,139	3,074	7,299	6,144
Securities sold under agreements to repurchase	196	165	153	142	134	361	279
Subordinated debentures	4,795	439	429	401	386	5,234	763

Total interest expense	15,511	9,679	8,181	7,722	7,449	25,190	14,676

Net interest income	107,352	104,815	103,207	103,653	101,041	212,167	199,098
Provision for loan losses	387	3,914	1,703	5,536	5,692	4,301	11,369
Net interest income after
provision for loan losses	106,965	100,901	101,504	98,117	95,349	207,866	187,729

Non-interest income
Service charges on deposit accounts	5,966	5,982	6,442	6,527	6,151	11,948	12,080
Other service charges and fees	8,576	8,917	7,611	7,504	7,968	17,493	15,085
Trust fees	309	456	329	365	359	765	763
Mortgage lending income	3,750	2,791	4,123	3,932	3,481	6,541	6,344
Insurance commissions	465	545	488	534	617	1,010	1,274
Increase in cash value of life insurance	463	310	320	344	353	773	748
Dividends from FHLB, FRB, Bankers' Bank & other	472	1,149	944	808	719	1,621	1,339
Gain on acquisitions	-	3,807	-	-	-	3,807	-
Gain on sale of SBA loans	387	188	645	364	79	575	79
Gain (loss) on sale of branches, equipment and other assets, net	431	(56)	(1)	(86)	840	375	787
Gain (loss) on OREO, net	393	121	159	132	(941)	514	(845)
Gain (loss) on securities, net	380	423	644	-	15	803	25
FDIC indemnification accretion/(amortization), net	-	-	-	-	(410)	-	(772)
Other income	2,825	1,837	2,124	1,590	2,541	4,662	4,302

Total non-interest income	24,417	26,470	23,828	22,014	21,772	50,887	41,209

Non-interest expense
Salaries and employee benefits	28,034	27,421	26,944	25,623	25,437	55,455	49,395
Occupancy and equipment	7,034	6,681	6,281	6,668	6,509	13,715	13,180
Data processing expense	2,863	2,723	2,278	2,791	2,766	5,586	5,430
Other operating expenses	13,072	18,316	11,991	15,944	12,875	31,388	25,230

Total non-interest expense	51,003	55,141	47,494	51,026	47,587	106,144	93,235

Income before income taxes	80,379	72,230	77,838	69,105	69,534	152,609	135,703
Income tax expense	30,282	25,374	29,248	25,485	26,025	55,656	50,767
Net income	$50,097	$46,856	$48,590	$43,620	$43,509	$96,953	$84,936

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2017	2017	2016	2016	2016	2017	2016

PER SHARE DATA

Diluted earnings per common share	$0.35	$0.33	$0.35	$0.31	$0.31	$0.68	$0.60
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery & FDIC loss share buy-out expense (non-GAAP)(1)	0.35	0.33	0.33	0.33	0.31	0.68	0.60
Basic earnings per common share	0.35	0.33	0.35	0.31	0.31	0.68	0.61
Dividends per share - common	0.0900	0.0900	0.0900	0.0900	0.0875	0.1800	0.1625
Book value per common share	10.32	10.05	9.45	9.22	9.01	10.32	9.01
Tangible book value per common share (non-GAAP)(1)	7.23	6.96	6.63	6.40	6.18	7.23	6.18

STOCK INFORMATION

Average common shares outstanding	143,282	141,785	140,465	140,436	140,382	142,538	140,386
Average diluted shares outstanding	144,116	142,492	140,781	140,703	140,608	143,270	140,667
End of period common shares outstanding	143,071	143,442	140,472	140,490	140,382	143,071	140,382

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.86%	1.86%	1.98%	1.81%	1.83%	1.86%	1.81%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.96%	1.96%	2.08%	1.91%	1.93%	1.96%	1.91%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and income taxes (Core ROA) (non-GAAP)(1)	3.19%	3.31%	3.23%	3.43%	3.33%	3.25%	3.30%
Return on average common equity	13.83%	13.85%	14.79%	13.62%	14.11%	13.84%	13.94%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	20.09%	20.08%	21.45%	20.01%	21.01%	20.09%	20.90%
Efficiency ratio	37.48%	40.76%	36.19%	39.41%	37.52%	39.12%	37.51%
Core efficiency ratio (non-GAAP)(1)	37.29%	36.96%	35.97%	36.51%	36.84%	37.13%	36.88%
Net interest margin - FTE	4.50%	4.70%	4.75%	4.86%	4.83%	4.60%	4.82%
Fully taxable equivalent adjustment	$2,016	$2,011	$2,108	$1,869	$1,974	$4,027	$3,947
Total revenue	147,280	140,964	135,216	133,389	130,262	288,244	254,983

OTHER OPERATING EXPENSES

Advertising	$812	$698	$910	$866	$733	$1,510	$1,556
Merger and acquisition expenses	789	6,727	433	-	-	7,516	-
FDIC loss share buy-out expense	-	-	-	3,849	-	-	-
Amortization of intangibles	866	804	762	762	763	1,670	1,608
Electronic banking expense	1,654	1,519	1,621	1,428	1,237	3,173	2,693
Directors' fees	324	313	294	292	289	637	564
Due from bank service charges	456	420	393	319	337	876	642
FDIC and state assessment	1,182	1,288	1,097	1,502	1,446	2,470	2,892
Insurance	543	578	563	553	544	1,121	1,077
Legal and accounting	474	627	442	583	658	1,101	1,181
Other professional fees	1,233	1,153	943	1,137	1,044	2,386	1,969
Operating supplies	477	467	466	437	419	944	855
Postage	295	286	269	269	260	581	546
Telephone	398	324	360	449	455	722	942
Other expense	3,569	3,112	3,438	3,498	4,690	6,681	8,705

Total other operating expenses	$13,072	$18,316	$11,991	$15,944	$12,875	$31,388	$25,230

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2017	2017	2016	2016	2016

BALANCE SHEET RATIOS

Total loans to total deposits	100.86%	103.73%	106.41%	103.98%	104.61%
Common equity to assets	13.58%	13.45%	13.53%	13.27%	13.20%
Tangible common equity to tangible assets (non-GAAP)(1)	9.91%	9.72%	9.89%	9.60%	9.44%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$3,368,663	$3,462,773	$3,153,121	$2,954,618	$2,884,162
Construction/land development	1,315,309	1,217,519	1,135,843	1,065,204	1,068,544
Agricultural	78,260	79,940	77,736	77,556	78,535
Residential real estate loans
Residential 1-4 family	1,513,888	1,493,133	1,356,136	1,264,384	1,262,416
Multifamily residential	398,781	404,815	340,926	328,089	395,352
Total real estate	6,674,901	6,658,180	6,063,762	5,689,851	5,689,009
Consumer	38,424	41,893	41,745	42,487	48,933
Commercial and industrial	994,827	1,013,403	1,123,213	1,225,043	1,130,776
Agricultural	69,697	69,307	74,673	73,413	69,666
Other	56,626	66,862	84,306	81,497	83,772
Loans receivable	$7,834,475	$7,849,645	$7,387,699	$7,112,291	$7,022,156

Discount for credit losses on purchased loans	$95,627	$104,464	$100,148	$108,017	$120,910
Purchased loans, net of discount for credit losses on purchased loans	1,355,922	1,375,210	1,125,599	1,368,305	1,597,903

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$80,311	$80,002	$76,370	$74,341	$72,306
Loans charged off	1,405	4,706	4,836	4,351	4,367
Recoveries of loans previously charged off	845	1,101	6,765	844	710
Net loans (recovered)/charged off	560	3,605	(1,929)	3,507	3,657
Provision for loan losses	387	3,914	1,703	5,536	5,692
Balance, end of period	$80,138	$80,311	$80,002	$76,370	$74,341

Net (recoveries) charge-offs to average total loans	0.03%	0.19%	-0.11%	0.20%	0.21%
Allowance for loan losses to total loans	1.02%	1.02%	1.08%	1.07%	1.06%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$32,426	$43,810	$47,182	$39,353	$36,660
Loans past due 90 days or more	14,442	15,388	15,942	20,737	22,998
Total non-performing loans	46,868	59,198	63,124	60,090	59,658
Other non-performing assets
Foreclosed assets held for sale, net	18,789	17,315	15,951	17,053	17,778
Other non-performing assets	3	3	3	-	-
Total other non-performing assets	18,792	17,318	15,954	17,053	17,778
Total non-performing assets	$65,660	$76,516	$79,078	$77,143	$77,436

Allowance for loan losses for loans to non-performing loans	170.99%	135.67%	126.74%	127.09%	124.61%
Non-performing loans to total loans	0.60%	0.75%	0.85%	0.84%	0.85%
Non-performing assets to total assets	0.60%	0.71%	0.81%	0.79%	0.81%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2017			March 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$303,997	$727	0.96%	$170,500	$308	0.73%
Federal funds sold	1,427	4	1.12%	1,182	2	0.69%
Investment securities - taxable	1,256,202	6,434	2.05%	1,110,166	5,478	2.00%
Investment securities - non-taxable - FTE	346,708	4,812	5.57%	347,085	4,786	5.59%
Loans receivable - FTE	7,829,615	112,902	5.78%	7,585,565	105,931	5.66%
Total interest-earning assets	9,737,949	124,879	5.14%	9,214,498	116,505	5.13%
Non-earning assets	1,055,821			984,346
Total assets	$10,793,770			$10,198,844

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,292,389	$4,313	0.40%	$4,138,813	$3,377	0.33%
Time deposits	1,443,228	2,497	0.69%	1,357,300	2,109	0.63%
Total interest-bearing deposits	5,735,617	6,810	0.48%	5,496,113	5,486	0.40%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	128,661	196	0.61%	124,094	165	0.54%
FHLB borrowed funds	1,177,510	3,710	1.26%	1,373,217	3,589	1.06%
Subordinated debentures	351,659	4,795	5.47%	60,819	439	2.93%
Total interest-bearing liabilities	7,393,447	15,511	0.84%	7,054,243	9,679	0.56%
Non-interest bearing liabilities
Non-interest bearing deposits	1,899,865			1,716,452
Other liabilities	47,359			56,419
Total liabilities	9,340,671			8,827,114
Shareholders' equity	1,453,099			1,371,730
Total liabilities and shareholders' equity	$10,793,770			$10,198,844
Net interest spread			4.30%			4.57%
Net interest income and margin - FTE		$109,368	4.50%		$106,826	4.70%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$237,617	$1,035	0.88%	$110,842	$208	0.38%
Federal funds sold	1,305	6	0.93%	2,279	5	0.44%
Investment securities - taxable	1,183,588	11,912	2.03%	1,173,843	10,595	1.82%
Investment securities - non-taxable - FTE	346,895	9,598	5.58%	335,539	9,209	5.52%
Loans receivable - FTE	7,708,264	218,833	5.72%	6,849,394	197,704	5.80%
Total interest-earning assets	9,477,669	241,384	5.14%	8,471,897	217,721	5.17%
Non-earning assets	1,020,474			974,726
Total assets	$10,498,143			$9,446,623

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,216,025	$7,690	0.37%	$3,635,782	$4,159	0.23%
Time deposits	1,400,501	4,606	0.66%	1,393,307	3,329	0.48%
Total interest-bearing deposits	5,616,526	12,296	0.44%	5,029,089	7,488	0.30%
Federal funds purchased	-	-	0.00%	470	2	0.86%
Securities sold under agreement to repurchase	126,390	361	0.58%	122,373	279	0.46%
FHLB borrowed funds	1,274,823	7,299	1.15%	1,385,461	6,144	0.89%
Subordinated debentures	207,043	5,234	5.10%	60,826	763	2.52%
Total interest-bearing liabilities	7,224,782	25,190	0.70%	6,598,219	14,676	0.45%
Non-interest bearing liabilities
Non-interest bearing deposits	1,808,660			1,562,725
Other liabilities	52,062			60,505
Total liabilities	9,085,504			8,221,449
Shareholders' equity	1,412,639			1,225,174
Total liabilities and shareholders' equity	$10,498,143			$9,446,623
Net interest spread			4.44%			4.72%
Net interest income and margin - FTE		$216,194	4.60%		$203,045	4.82%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2017	2017	2016	2016	2016	2017	2016

EARNINGS EXCLUDING NON-FUNDAMENTAL ITEMS

GAAP net income available to common shareholders (A)	$50,097	$46,856	$48,590	$43,620	$43,509	$96,953	$84,936
Non-fundamental items
Gain on acquisitions	-	(3,807)	-	-	-	(3,807)	-
Merger and acquisition expenses	789	6,727	433	-	-	7,516	-
FDIC loss share buy-out expense	-	-	-	3,849	-	-	-
Reduced provision for loan losses as a result of a significant loan recovery	-	-	(4,457)	-	-	-	-
Total non-fundamental items	789	2,920	(4,024)	3,849	-	3,709	-
Tax-effect of non-fundamental items(2)	199	2,382	(1,578)	1,510	-	2,581	-
Non-fundamental items after-tax (B)	590	538	(2,446)	2,339	-	1,128	-
Earnings excluding non-fundamental items (C)	$50,687	$47,394	$46,144	$45,959	$43,509	$98,081	$84,936

Average diluted shares outstanding (D)	144,116	142,492	140,781	140,703	140,608	143,270	140,667

GAAP diluted earnings per share: A/D	$0.35	$0.33	$0.35	$0.31	$0.31	$0.68	$0.60
Non-fundamental items after-tax: B/D	-	-	(0.02)	0.02	-	-	-
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery & FDIC loss share buy-out expense: C/D	$0.35	$0.33	$0.33	$0.33	$0.31	$0.68	$0.60

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/G	1.86%	1.86%	1.98%	1.81%	1.83%	1.86%	1.81%
Return on average assets excluding intangible amortization: (A+C)/(G-H)	1.96%	1.96%	2.08%	1.91%	1.93%	1.96%	1.91%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and income taxes (Core ROA): (A+B+D+E+F)/(G-H)	3.19%	3.31%	3.23%	3.43%	3.33%	3.25%	3.30%

GAAP net income available to common shareholders (A)	$50,097	$46,856	$48,590	$43,620	$43,509	$96,953	$84,936
Amortization of intangibles (B)	866	804	762	762	763	1,670	1,608
Amortization of intangibles after-tax (C)	526	489	463	463	464	1,015	977
Provision for loan losses (D)	387	3,914	1,703	5,536	5,692	4,301	11,369
Total non-fundamental items (E)	789	2,920	(4,024)	3,849	-	3,709	-
Income tax expense (F)	30,282	25,374	29,248	25,485	26,025	55,656	50,767
Average assets (G)	10,793,770	10,198,844	9,777,148	9,602,363	9,562,624	10,498,143	9,446,623
Average goodwill, core deposits & other intangible assets (H)	442,380	415,699	396,662	397,429	398,184	429,113	398,581

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	13.83%	13.85%	14.79%	13.62%	14.11%	13.84%	13.94%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	20.09%	20.08%	21.45%	20.01%	21.01%	20.09%	20.90%

GAAP net income available to common shareholders (A)	$50,097	$46,856	$48,590	$43,620	$43,509	$96,953	$84,936
Amortization of intangibles after-tax (B)	526	489	463	463	464	1,015	977
Average common equity (C)	1,453,099	1,371,730	1,306,571	1,274,077	1,240,080	1,412,639	1,225,174
Average goodwill, core deposits & other intangible assets (D)	442,380	415,699	396,662	397,429	398,184	429,113	398,581

(2) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2017	2017	2016	2016	2016	2017	2016

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	37.48%	40.76%	36.19%	39.41%	37.52%	39.12%	37.51%
Core efficiency ratio: ((C-E-G)/(A+B+D-F))	37.29%	36.96%	35.97%	36.51%	36.84%	37.13%	36.88%

Net interest income (A)	$107,352	$104,815	$103,207	$103,653	$101,041	$212,167	$199,098
Non-interest income (B)	24,417	26,470	23,828	22,014	21,772	50,887	41,209
Non-interest expense (C)	51,003	55,141	47,494	51,026	47,587	106,144	93,235
Fully taxable equivalent adjustment (D)	2,016	2,011	2,108	1,869	1,974	4,027	3,947
Amortization of intangibles (E)	866	804	762	762	763	1,670	1,608

Non-fundamental items:
Non-interest income:
Gain on acquisition	$-	$3,807	$-	$-	$-	$3,807	$-
Gain (loss) on OREO	393	121	159	132	(941)	514	(845)
Gain (loss) on SBA	387	188	645	364	79	575	79
Gain on sale of branches, equipment & other assets, net	431	(56)	(1)	(86)	840	375	787
Gain (loss) on securities	380	423	644	-	15	803	25
Recoveries on historic losses	-	-	-	-	925	-	925
Total non-fundamental non-interest income (F)	$1,591	$4,483	$1,447	$410	$918	$6,074	$971

Non-interest expense:
Merger Expenses	$789	$6,727	$433	$-	$-	$7,516	$-
FDIC loss share buy-out	-	-	-	3,849	-	-	-
Vacant properties write-downs	47	-	369	-	1,194	47	1,914
Total non-fundamental non-interest expense (G)	$836	$6,727	$802	$3,849	$1,194	$7,563	$1,914

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.50%	4.70%	4.75%	4.86%	4.83%	4.60%	4.82%
Net interest margin (non-GAAP): B/D	4.11%	4.32%	4.31%	4.25%	4.24%	4.21%	4.23%

Net interest income - FTE (A)	$109,368	$106,826	$105,315	$105,522	$103,015	$216,194	$203,045
Total purchase accounting accretion	8,497	7,652	8,659	11,937	11,017	16,145	21,747
Net interest income - FTE (non-GAAP) (B)	$100,871	$99,174	$96,656	$93,585	$91,998	$200,049	$181,298

Average interest-earning assets (C)	$9,737,949	$9,214,498	$8,824,468	$8,646,026	$8,585,955	$9,477,669	$8,471,897
Average purchase accounting loan discounts	104,384	102,906	104,783	115,766	135,172	101,403	138,932
Average interest-earning assets (non-GAAP) (D)	$9,842,333	$9,317,404	$8,929,251	$8,761,792	$8,721,127	$9,579,072	$8,610,829

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2017	2017	2016	2016	2016

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$10.32	$10.05	$9.45	$9.22	$9.01
Tangible book value per common share: (A-C-D)/B	7.23	6.96	6.63	6.40	6.18

Total stockholders' equity (A)	$1,476,032	$1,441,568	$1,327,490	$1,296,018	$1,264,915
End of period common shares outstanding (B)	143,071	143,442	140,472	140,490	140,382
Goodwill (C)	$420,941	$420,941	$377,983	$377,983	$377,983
Core deposit and other intangibles (D)	21,019	21,885	18,311	19,073	19,835

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	13.58%	13.45%	13.53%	13.27%	13.20%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.91%	9.72%	9.89%	9.60%	9.44%

Total assets (A)	$10,872,228	$10,717,468	$9,808,465	$9,764,238	$9,582,126
Total stockholders' equity (B)	1,476,032	1,441,568	1,327,490	1,296,018	1,264,915
Goodwill (C)	420,941	420,941	377,983	377,983	377,983
Core deposit and other intangibles (D)	21,019	21,885	18,311	19,073	19,835

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929